Exhibit 99.1
SWISHER HYGIENE ANNOUNCES APPOINTMENTS OF NEW DIRECTORS
CHARLOTTE, NC — January 28, 2011 — Swisher Hygiene Inc. (“Swisher Hygiene”) (TSX: SWI) today announced that its Board of Directors has appointed Harris W. Hudson and William M. Pruitt to the Board.
“We are delighted that Mr. Hudson and Mr. Pruitt have joined our Board,” said Steven R. Berrard, Chief Executive Officer of Swisher Hygiene. “Their experience working with growth companies will be a great asset to our Board as we continue to execute on our organic and acquisition growth strategies.”
Mr. Hudson most recently served as Vice Chairman, Secretary and a director of Republic Services Inc. from 1995 to 2008. Prior to that period, he served in various executive roles from 1995 to 1998 with Republic Service Inc.’s former parent company (then known as Republic Waste Industries, Inc.), including as Chairman of its Solid Waste Group and its President. From 1983-1995, Mr. Hudson was Chairman, CEO and President of Hudson Management Corporation, a solid waste collection company that he founded and later merged with Republic Waste Industries. Mr. Hudson also served as Vice President of Waste Management of Florida, Inc. and its predecessor from 1964 until 1982.
Mr. Pruitt is currently the President of Pruitt Enterprises, LP and Pruitt Ventures, Inc. Prior to his current position, Mr. Pruitt served with Arthur Andersen & Co. for 33 years, retiring as the managing partner for Florida, the Caribbean, and Venezuela. He is also a founding board member for the Florida Chapter of the National Association of Corporate Directors and served as President until 2009, where he continues to serve on the Board of Directors. He is also a past president of the Florida Institute of Certified Public Accountants. Since retirement from Arthur Andersen, Mr. Pruitt has continued to serve in advisory and audit committee leadership roles, including for Adjoined Consulting, Inc.; PBSJ Corporation; Mako Surgical Corp.; KOS Pharmaceuticals, Inc.; Greensmith Energy Management Systems, LLC, and the Coral Gables Trust Company. He has held trustee or board member roles at the University of Miami; the University of Miami Citizens Board; the University of Miami Alumni Association; the Miami Bankers Club; the Florida Chamber of Commerce; the Greater Miami Chamber of Commerce; the Greater Miami Free Zone; the Miami Ballet; and the Tropical Girl Scout Council.
Mr. Hudson will serve on the Board’s Compensation Committee and Mr. Pruitt will serve as the Chairman of the Board’s Audit Committee and as a member of the Compensation Committee.
Swisher Hygiene also announced today that Messrs. James O’Connor and Ramon Rodriguez have resigned as directors of Swisher Hygiene, effective immediately. Messrs. O’Connor and Rodriguez had no disagreements with the Company, its auditors or directors. Both individuals tendered their resignations in light of potential growth strategies currently under consideration by Swisher Hygiene.
“We have, with appreciation for their valuable service to the Board and Swisher Hygiene during the past several months, accepted Jim and Ray’s resignation from the Board,” said H. Wayne Huizenga, Chairman of the Board. “Both men have brought a wealth of experience to the Board, and their insight has been an important asset to the company.”
Cautionary Statement on Forward-Looking Information
All statements, other than statements of historical fact, contained in this news release, including any information as to the future financial or operating performance of Swisher Hygiene, constitute “forward-looking information” or “forward-looking statements” within the meaning of certain securities laws, including the provisions of the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this news release unless otherwise stated. Forward-looking statements include, but are not limited to, possible events and statements with respect to possible events.

The words “plans,” “expects,” “is expected,” “scheduled,” “estimates,” or “believes,” or similar words or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” or “will be taken,” “occur,” and similar expressions identify forward-looking statements.
Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Swisher Hygiene as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The estimates and assumptions of Swisher Hygiene contained in this news release have been derived from information currently available to Swisher Hygiene including information obtained by Swisher Hygiene from third party sources. These assumptions may prove to be incorrect in whole or in part. All of the forward-looking statements made in this news release are qualified by the above cautionary statements and those made in the “Risk Factors” section of Swisher Hygiene’s registration statement on Form 10 filed with the Securities and Exchange Commission, the “Risk Factors” section of the most recently filed management information circular of CoolBrands International Inc. dated September 24, 2010 and Swisher Hygiene’s other filings with Canadian securities regulators which are available on Swisher Hygiene’s SEDAR profile at www.sedar.com. These factors are not intended to represent a complete list of the factors that could affect Swisher Hygiene.
The forward-looking information set forth in this news release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. Swisher Hygiene disclaims any intention or obligation to update or revise any forward-looking statements, except to the extent required by applicable law.

About Swisher Hygiene Inc.
Swisher Hygiene Inc., formerly known as “CoolBrands International Inc.”, is a TSX-listed company that provides hygiene solutions to customers throughout much of North America and internationally through its global network of 71 company-owned operations, 10 franchises and 10 master licensees covering the United Kingdom, Ireland, Portugal, the Netherlands, Singapore, the Philippines, Taiwan, Korea, Hong Kong/Macau/China, and Mexico. These solutions include products and services that are designed to promote superior cleanliness and sanitation in commercial environments, enhancing the safety, satisfaction and well-being of employees and patrons. Swisher Hygiene serves customers in a wide range of end-markets, with a particular emphasis on the foodservice, hospitality, retail, industrial and healthcare industries across North America.
For Further Information, Please Contact:
Swisher Hygiene Inc.
Investor Contact:
Amy Simpson
Phone: (704) 602-7116
Don Duffy, ICR
Phone: (203) 682-8215
Media Contact:
Alecia Pulman, ICR
Phone: (203) 682-8332

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